Exhibit 15
May 8, 2009
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Re: Ford Motor Credit Company LLC Registration Statement dated May 8, 2009
Commissioners:
We are aware that our report dated May 8, 2009 on our review of interim financial information of Ford Motor Credit Company LLC (the “Company”) for the three-month periods ended March 31, 2009 and 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009 is incorporated by reference in this Registration Statement on Form S-3 dated May 8, 2009.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan